Exhibit 99.1

Press Release — For Immediate Release
April 18, 2014

Penns Woods Bancorp, Inc. Reports First Quarter 2014 Operating Earnings

Williamsport, PA — April 18, 2014 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

Penns Woods Bancorp, Inc. continued its solid earnings and growth during the recently completed first quarter of 2014, achieving net income of $3,469,000 for the three months ended March 31, 2014 resulting in basic and dilutive earnings per share of $0.72.

Highlights

•
Completion of the acquisition of Luzerne National Bank Corporation (“Luzerne”) effective June 1, 2013 resulted in an increase in net loans of $254,057,000; investments of $21,140,000; deposits of $279,867,000; and assets of $329,209,000 at the time of acquisition.

•
Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and bank owned life insurance gains on death benefits, increased to $3,036,000 for the three months ended March 31, 2014 compared to $3,033,000 for the same period of 2013.

•
Operating earnings per share for the three months ended March 31, 2014, which includes shares issued in the Luzerne transaction, were $0.63 basic and dilutive compared to $0.79 basic and dilutive for the same period of 2013.

•	Return on average assets was 1.15% for the three months ended March 31, 2014 compared to 1.72% for the corresponding period of 2013.

•	Return on average equity was 10.58% for the three months ended March 31, 2014 compared to 15.51% for the corresponding period of 2013.

“The three months ended March 31, 2014 were impacted by several events. During this time frame our lead bank, Jersey Shore State Bank, undertook a significant upgrade to systems. The system changes included various improvements to our core processing system, new teller system, and enhancements to other various ancillary systems. While the upgrade at Jersey Shore State Bank was taking place, our employees were also preparing to convert Luzerne Bank in April from their legacy system to the new systems utilized by Jersey Shore State Bank. The various system enhancements impacted every facet of the company, but have provided a foundation and capacity for the company to grow moving forward as the sister banks will now have the capability to share services provided at the holding company level. The weather conditions of the first quarter also impacted the company as the cold, icy, and snowy conditions caused an increase in weather related operating costs. In addition, the winter weather led to fewer home purchases within our market than the prior year. This resulted in approximately a twenty percent reduction in secondary market revenue compared to the first three months of 2013,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three months ended March 31, 2014 was $3,469,000 compared to $3,684,000 for the same period of 2013.  Results for the three months ended March 31, 2014 compared to 2013 were impacted by a decrease in after-tax securities gains of $392,000 (from a gain of $651,000 to a gain of $259,000).  In addition, a gain of $174,000 on death benefits related to bank owned life insurance was recorded during the first quarter of 2014.  Basic and dilutive earnings per share for the three months ended March 31, 2014 were $0.72 compared to $0.96 for the corresponding periods of 2013.  Return on average assets and return on average equity were 1.15% and 10.58% for the three months ended March 31, 2014 compared to 1.72% and 15.51% for the corresponding period of 2013.

Net Interest Margin

The net interest margin for the three months ended March 31, 2014 was 3.96% compared to 4.46% for the corresponding period of 2013.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $1,728,000 for the three months ended March 31, 2014 compared to the corresponding period of 2013.  Driving this increase is the growth in the loan and deposit portfolios for the three months ended March 31, 2014 compared to the corresponding period for 2013 primarily due to the acquisition of Luzerne, growth in home equity products, and the continued emphasis on core deposit growth.  The primary funding for the loan growth was an increase in core deposits.  These deposits represent a lower cost funding source than time deposits and comprise 76.79% of total deposits at March 31, 2014 compared to 74.55% at March 31, 2013.  The continued growth in core deposits has led to the total cost of deposits decreasing to 41 basis points ("bp") for the three months ended March 31, 2014 from 60 bp for the corresponding period of 2013. The rate paid on borrowings decreased slightly due to the impact of maturities and the entering into a capital lease agreement.  The changes in the composition of the deposit and borrowing portfolios has led to the total cost of interest bearing funding decreasing to 59 bp for the three months ended March 31, 2014 from 85 bp at the corresponding period of 2013.

“The net interest margin continues to decrease each quarter by several basis points. The primary driver for the decrease is a declining yield on earning assets due to the roll off of higher yielding legacy assets that are being replaced by assets at lower yields due to the continued low interest rate environment. To offset the revenue impact of the declining asset yields, we have focused on increasing earning assets by adding quality short and intermediate term loans such as home equity loans, even though these new earning assets are at lower yields than legacy assets. In addition, the investment portfolio continues to be actively managed in order to reduce interest rate and market risk. This is being undertaken primarily through the sale of long-term municipal bonds that have a maturity date of 2025 or later and securities with a call date within the next five years.  The proceeds of the bond sales are being deployed into loans and variable rate intermediate term corporate bonds and short and intermediate term municipal bonds.  The strategy to sell a portion of the long-term bond portfolio does negatively impact current earnings, but this action plays a key role in our long-term asset liability management strategy as the balance sheet is shortened to better prepare for a rising rate environment.  The funding side of the balance sheet has limited opportunities to reduce cost.  While we remain focused on increasing lower cost core deposits, we have begun to lengthen our funding sources as illustrated by our recently completed successful campaign to attract four and five year time deposits,” commented President Grafmyre.

Assets

Total assets increased $364,140,000 to $1,217,137,000 at March 31, 2014 compared to March 31, 2013 due primarily to the acquisition of Luzerne.  Net loans increased $308,499,000 to $812,091,000 at March 31, 2014 compared to March 31, 2013 due to the acquisition of Luzerne and campaigns related to increasing home equity product market share during 2013 and 2014.  The investment portfolio decreased $12,544,000 from March 31, 2013 to March 31, 2014 due to our strategy to reduce the investment portfolio duration through the selective selling of bonds as opportunities develop and a reduction in the fair market value adjustment related to the unrealized gain component of the portfolio. The decreases in value were partially offset by the acquisition of Luzerne.

Non-performing Loans

Our non-performing loans to total loans ratio decreased to 1.29% at March 31, 2014 from 1.77% at March 31, 2013 as loan portfolio growth offset the increase in non-performing loans.  The increase in non-performing loans to $10,614,000 at March 31, 2014 from $9,059,000 at March 31, 2013 is primarily the result of one commercial real estate backed loan becoming non-performing.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan charge-offs of $2,109,000 for the three months ended March 31, 2014 negatively impacted the allowance for loan losses which was 1.04% of total loans at March 31, 2014. The majority of the loans charged-off had a specific allowance within the allowance for loan losses.

Deposits

Deposits have increased $323,722,000 to $983,026,000 at March 31, 2014 compared to March 31, 2013, with core deposits (total deposits excluding time deposits) increasing $263,354,000, while higher cost time deposits only increased $60,368,000.  Noninterest-bearing deposits have increased $98,269,000 to $218,740,000 at March 31, 2014 compared to March 31, 2013.  Driving this growth is our acquisition of Luzerne in addition to our commitment to easy-to-use products, community involvement, and emphasis on customer service.

Shareholders’ Equity

Shareholders’ equity increased $39,292,000 to $132,305,000 at March 31, 2014 compared to March 31, 2013.  The accumulated other comprehensive loss of $1,637,000 at March 31, 2014 is primarily a result of a decrease in unrealized gains on available for sale securities from an unrealized gain of $8,516,000 at March 31, 2013 to an unrealized gain of $1,088,000 at March 31, 2014.  The amount of accumulated other comprehensive loss at March 31, 2014 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in a decrease in the net loss of $2,082,000 to $2,725,000 at March 31, 2014.  The current level of shareholders’ equity equates to a book value per share of $27.45 at March 31, 2014 compared to $24.23 at March 31, 2013 and an equity to asset ratio of 10.87% at March 31, 2014 compared to 10.90% at March 31, 2013.  Excluding goodwill and intangibles, book value per share was $23.55 at March 31, 2014 compared to $23.44 at March 31, 2013.  Dividends declared for the three months ended March 31, 2014 were $0.47 per share compared to $0.72 for the three months ended March 31, 2013, which includes a special cash dividend of $0.25 per share declared in the first quarter 2013.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2014	2013	% Change
ASSETS
Noninterest-bearing balances	$24,913	$9,120	173.17%
Interest-bearing deposits in other financial institutions	14,582	3,948	269.35%
Federal funds sold	168	—	n/a
Total cash and cash equivalents	39,663	13,068	203.51%

Investment securities, available for sale, at fair value	276,033	288,577	(4.35)%
Loans held for sale	1,647	2,425	(32.08)%
Loans	820,611	512,422	60.14%
Allowance for loan losses	(8,520)	(8,830)	(3.51)%
Loans, net	812,091	503,592	61.26%
Premises and equipment, net	20,418	9,128	123.69%
Accrued interest receivable	4,514	4,070	10.91%
Bank-owned life insurance	25,430	16,517	53.96%
Investment in limited partnerships	2,056	2,717	(24.33)%
Goodwill	17,104	3,032	464.12%
Intangibles	1,709	—	n/a
Deferred tax asset	7,984	5,751	38.83%
Other assets	8,488	4,120	106.02%
TOTAL ASSETS	$1,217,137	$852,997	42.69%

LIABILITIES
Interest-bearing deposits	$764,286	$538,833	41.84%
Noninterest-bearing deposits	218,740	120,471	81.57%
Total deposits	983,026	659,304	49.10%

Short-term borrowings	14,127	16,632	(15.06)%
Long-term borrowings	71,202	71,278	(0.11)%
Accrued interest payable	388	357	8.68%
Other liabilities	16,089	12,413	29.61%
TOTAL LIABILITIES	1,084,832	759,984	42.74%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $8.33, 15,000,000 shares authorized; 5,000,561 and 4,019,522 shares issued	41,671	33,496	24.41%
Additional paid-in capital	49,823	18,170	174.20%
Retained earnings	48,758	43,948	10.94%
Accumulated other comprehensive (loss) income:
Net unrealized gain on available for sale securities	1,088	8,516	(87.22)%
Defined benefit plan	(2,725)	(4,807)	43.31%
Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	—%
TOTAL SHAREHOLDERS’ EQUITY	132,305	93,013	42.24%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,217,137	$852,997	42.69%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2014	2013	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$8,813	$6,768	30.22%
Investment securities:
Taxable	1,458	1,443	1.04%
Tax-exempt	931	1,267	(26.52)%
Dividend and other interest income	127	62	104.84%
TOTAL INTEREST AND DIVIDEND INCOME	11,329	9,540	18.75%

INTEREST EXPENSE:
Deposits	758	791	(4.17)%
Short-term borrowings	15	25	(40.00)%
Long-term borrowings	469	519	(9.63)%
TOTAL INTEREST EXPENSE	1,242	1,335	(6.97)%

NET INTEREST INCOME	10,087	8,205	22.94%

PROVISION FOR LOAN LOSSES	485	500	(3.00)%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,602	7,705	24.62%

NON-INTEREST INCOME:
Service charges	595	442	34.62%
Securities gains, net	393	986	(60.14)%
Bank-owned life insurance	370	138	168.12%
Gain on sale of loans	290	351	(17.38)%
Insurance commissions	420	264	59.09%
Brokerage commissions	271	248	9.27%
Other	872	304	186.84%
TOTAL NON-INTEREST INCOME	3,211	2,733	17.49%

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,503	3,068	46.77%
Occupancy	630	351	79.49%
Furniture and equipment	671	408	64.46%
Pennsylvania shares tax	244	184	32.61%
Amortization of investments in limited partnerships	165	165	—%
Federal Deposit Insurance Corporation deposit insurance	178	129	37.98%
Marketing	110	95	15.79%
Intangible amortization	92	—	n/a
Other	2,050	1,451	41.28%
TOTAL NON-INTEREST EXPENSE	8,643	5,851	47.72%

INCOME BEFORE INCOME TAX PROVISION	4,170	4,587	(9.09)%
INCOME TAX PROVISION	701	903	(22.37)%
NET INCOME	$3,469	$3,684	(5.84)%

EARNINGS PER SHARE - BASIC AND DILUTED	$0.72	$0.96	(25.00)%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	4,819,575	3,838,671	25.55%

DIVIDENDS DECLARED PER SHARE	$0.47	$0.72	(34.72)%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	March 31, 2014			March 31, 2013
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$27,190	$306	4.57%	$21,757	$249	4.64%
All other loans	770,656	8,611	4.53%	495,789	6,604	5.40%
Total loans	797,846	8,917	4.53%	517,546	6,853	5.37%

Federal funds sold	562	—	—%	—	—	—%

Taxable securities	176,725	1,577	3.57%	161,529	1,504	3.72%
Tax-exempt securities	97,131	1,411	5.81%	127,474	1,920	6.02%
Total securities	273,856	2,988	4.36%	289,003	3,424	4.74%

Interest-bearing deposits	16,043	8	0.20%	3,683	1	0.11%

Total interest-earning assets	1,088,307	11,913	4.42%	810,232	10,278	5.12%

Other assets	116,465			48,485

TOTAL ASSETS	$1,204,772			$858,717

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$139,756	32	0.09%	$84,545	24	0.12%
Super Now deposits	176,806	157	0.36%	137,315	174	0.51%
Money market deposits	206,812	133	0.26%	144,366	135	0.38%
Time deposits	232,182	436	0.76%	171,733	458	1.08%
Total interest-bearing deposits	755,556	758	0.41%	537,959	791	0.60%

Short-term borrowings	20,101	15	0.30%	21,370	25	0.47%
Long-term borrowings	71,202	469	2.63%	75,889	519	2.74%
Total borrowings	91,303	484	2.12%	97,259	544	2.24%

Total interest-bearing liabilities	846,859	1,242	0.59%	635,218	1,335	0.85%

Demand deposits	212,152			116,021
Other liabilities	14,608			12,457
Shareholders’ equity	131,153			95,021

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,204,772			$858,717
Interest rate spread			3.83%			4.27%
Net interest income/margin		$10,671	3.96%		$8,943	4.46%

	Three Months Ended March 31,
	2014	2013
Total interest income	$11,329	$9,540
Total interest expense	1,242	1,335
Net interest income	10,087	8,205
Tax equivalent adjustment	584	738
Net interest income (fully taxable equivalent)	$10,671	$8,943

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Operating Data
Net income	$3,469	$3,495	$3,246	$3,659	$3,684
Net interest income	10,087	10,447	10,629	8,754	8,205
Provision for loan losses	485	600	600	575	500
Net security gains (losses)	393	160	(3)	1,274	986
Non-interest income, ex. net security gains	2,818	2,772	2,845	2,261	1,747
Non-interest expense	8,643	8,476	8,975	6,965	5,851

Performance Statistics
Net interest margin	3.96%	3.98%	4.07%	4.09%	4.46%
Annualized return on average assets	1.15%	1.16%	1.08%	1.48%	1.72%
Annualized return on average equity	10.58%	10.99%	10.39%	13.54%	15.51%
Annualized net loan charge-offs (recoveries) to average loans	1.06%	0.04%	0.19%	—%	(0.55)%
Net charge-offs (recoveries)	2,109	87	374	1	(713)
Efficiency ratio	66.3%	63.5%	66.6%	63.2%	58.8%

Per Share Data
Basic earnings per share	$0.72	$0.73	$0.67	$0.88	$0.96
Diluted earnings per share	0.72	0.73	0.67	0.88	0.96
Dividend declared per share	0.47	0.47	0.47	0.47	0.72
Book value	27.45	26.52	26.12	26.14	24.23
Common stock price:
High	50.95	53.99	49.89	41.86	41.45
Low	43.19	47.03	42.76	39.44	38.50
Close	48.78	51.00	49.82	41.86	40.97
Weighted average common shares:
Basic	4,820	4,819	4,818	4,151	3,839
Fully Diluted	4,820	4,819	4,818	4,151	3,839
End-of-period common shares:
Issued	5,001	5,000	4,999	4,999	4,020
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Financial Condition Data:
General
Total assets	$1,217,137	$1,211,995	$1,204,090	$1,206,958	$852,997
Loans, net	812,091	808,200	796,533	777,557	503,592
Goodwill	17,104	17,104	17,104	17,104	3,032
Intangibles	1,709	1,801	1,892	1,984	—
Total deposits	983,026	973,002	975,521	955,361	659,304
Noninterest-bearing	218,740	217,377	215,374	211,096	120,471

Savings	142,030	138,621	142,193	140,667	86,556
NOW	191,191	177,996	169,974	161,972	140,626
Money Market	202,893	203,786	209,469	203,076	143,847
Time Deposits	228,172	235,222	238,511	238,550	167,804
Total interest-bearing deposits	764,286	755,625	760,147	744,265	538,833

Core deposits*	754,854	737,780	737,010	716,811	491,500
Shareholders’ equity	132,305	127,815	125,852	125,928	93,013

Asset Quality
Non-performing assets	$10,614	$9,678	$6,064	$6,515	$9,059
Non-performing assets to total assets	0.87%	0.80%	0.50%	0.54%	1.06%
Allowance for loan losses	8,520	10,144	9,630	9,404	8,830
Allowance for loan losses to total loans	1.04%	1.24%	1.19%	1.19%	1.72%
Allowance for loan losses to non-performing loans	80.27%	104.82%	158.81%	144.34%	97.47%
Non-performing loans to total loans	1.29%	1.18%	0.75%	0.83%	1.77%

Capitalization
Shareholders’ equity to total assets	10.87%	10.55%	10.45%	10.43%	10.90%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data)	2014	2013
GAAP net income	$3,469	$3,684
Less: net securities and bank-owned life insurance gains, net of tax	433	651
Non-GAAP operating earnings	$3,036	$3,033

	Three Months Ended March 31,
	2014	2013
Return on average assets (ROA)	1.15%	1.72%
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.14%	0.31%
Non-GAAP operating ROA	1.01%	1.41%

	Three Months Ended March 31,
	2014	2013
Return on average equity (ROE)	10.58%	15.51%
Less: net securities and bank-owned life insurance (losses) gains, net of tax	1.32%	2.74%
Non-GAAP operating ROE	9.26%	12.77%

	Three Months Ended March 31,
	2014	2013
Basic earnings per share (EPS)	$0.72	$0.96
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.09	0.17
Non-GAAP basic operating EPS	$0.63	$0.79

	Three Months Ended March 31,
	2014	2013
Dilutive EPS	$0.72	$0.96
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.09	0.17
Non-GAAP dilutive operating EPS	$0.63	$0.79